Exhibit 99.1

CONSENT OF BOENNING & SCATTERGOOD, INC.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of County First Bank as an annex to the proxy statement/prospectus relating to the proposed merger of County First Bank with and into Community Bank of the Chesapeake, a wholly-owned subsidiary of The Community Financial Corporation, contained in the registration statement on Form S-4, as filed with the Securities and Exchange Commission (as it may be amended from time to time, the “Registration Statement”), and to the references to our firm and such opinion in such proxy statement/prospectus and registration statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such proxy statement/prospectus and Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Boenning & Scattergood, Inc.

West Conshohocken, Pennsylvania
September 7, 2017